UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

FORUM MERGER III CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

In connection with the previously announced business combination (the “Business Combination”) between Forum Merger III Corporation (“Forum”) and Electric Last Mile, Inc. (“ELM”), ELM’s Chief Executive Officer, James Taylor, participated in an interview with Yahoo Finance released on April 1, 2021. Below is a transcript of the interview, which is being filed herewith as soliciting material.

James Taylor Appearance on Yahoo Finance Released on 4/1/21

JULIE HYMAN: I know we have talked a lot about how electric vehicle stocks have been all the rage. We talk less about a less sexier part of the electric vehicle market, shall we say, and that is delivery vehicles, and specifically delivery vans.

Our next guest is aiming to get those vans on the road, so-called class one electric vehicles. Jim Taylor is the Electric Last Mile co-founder and CEO. The company, by the way, is set to go public in several weeks through a SPAC deal. It's scheduled to close.

Jim, thank you for being here. First of all, I'm just going to dive right into it. Here you guys have about 45,000 preorders. And as we know from some of the other companies developing these types of vehicles, it can get a little tricky. What does preorders mean in this case?

JIM TAYLOR: Yeah, I think it's best to translate that into several plain English words. Hand raisers, reservations, standing in line. Certainly non-binding. But in this business, to gauge demand and to take a pulse, you know, early on, it's the way that this industry typically measures that.

In our particular case, given that we're going to be the first entry in a so-called class one segment, the smallest of the cargo delivery vans, our preorder, let's say, call it backlog, but preorder list has been growing and growing, primarily because there will be nobody else in that segment but us. We'll be the first movers in that segment.

The demand, as you guys know, from e-commerce down to all of the delivery van business, is extremely high, given the growth of e-commerce. And so people are basically, again, raising their hand, putting in a reservation to say, count me in. Because they don't want to lose out on this opportunity to be one of the first to get our particular product.

BRIAN SOZZI: Jim, that van behind you, is that a workable van? Can you drive that? And what are some of the specs on that? Because I imagine that's one of the key selling points for these preorders.

JIM TAYLOR: It is, yeah, that's a working van. In fact, if you've got the video up that I'm watching, you can see it there in a working form. And the most important specs, A, it has the lowest total cost of ownership. We can come back to that. But if you compare that to the existing gas powered vehicles in the segment today, it's about 35% lower overall total cost of ownership. It carries 170 cubic feet of carrying volume. And of course, that's extremely important, as opposed to the maybe historical weight classification, so-called class one.

And the second is really important, as a full electric vehicle, is 150 miles of range, which is more than adequate in this particular segment, given it's literally last mile, short distances. Typical range in these vehicles on a duty cycle today, of vehicles in that segment, would be about 40 to 60 miles. So 150 is more than ample to avoid anything like range anxiety and those sorts of things.

MYLES UDLAND: And you know, Jim, right now the electric vehicle space has really been focused on consumers. And we've seen a lot of companies, you know, say they want to focus on commercial clients, commercial customers. We haven't seen too many of those products come to market yet. As you look at what your potential customers would need from their vehicle, what are some differences as you approach development of, you know, not just this first one, but future versions of this van? What are some things that your commercial clients are going to need that a consumer, for instance, might not particularly be interested in with their electric vehicle?

JIM TAYLOR: Well, I think I'll pick back up on what I just mentioned. Consumers, of course, are very concerned about range. They're not really sure where they're going to go every day. And so there's a feeling of somewhere north of 300 mile range is adequate for the consumers.

As I mentioned, this particular case, when vehicles, especially commercial vehicles that are on planned routes leave in the morning, they know exactly how far they're going. The companies that manage all these fleets, of course, have it predetermined right down to how many turns per route that they're going to take. It's a very heavy focus on efficiency.

And given that these are business support tools, it's business to business transaction, the number one issue is reliability and cost. And so they're going to look at this as an investment. And uptime, of course, is super critical, that these vehicles are doing business, you know, not in the shop, obviously.

And then second, cost. And they're going to measure that across the lifetime of the vehicle, not just the daily operating cost but the overall lifetime until it's replaced. And so we have in place a very extensive execution system. From my background and the team that I've assembled, it's all focused on people who've been through many, many launches and are looking at the details and all of the important building blocks of ensuring that we have a good execution process in place, from an engineering standpoint, the plant, of course, quality, but lastly, reliability and uptime, to ensure that we meet those customers' goals.

The second thing that is a requirement is data. These, again, are managed, these vehicles, as fleets, and looking at the overall efficiency on a day-to-day basis of how they can be improved, you know, watching the vehicle itself, if there's any issues with it. And so again, we have an extensive data system in place to be able to give to the fleets and the fleet management companies that operate this.

The third aspect of delivering what the customers want is so-called upfitting or customization. Each one of these vans, of course, starts as a pretty plain white van, but ultimately is customized to ensure that it meets exactly the use case that each of these customers are going to put these vehicles into place.

BRIAN SOZZI: Jim, I noticed you had UPS' longtime CFO, Richard Peretz, on the board. I've talked him a good amount of time through the years. Do you have orders from UPS? And if not, would a UPS or a FedEx, would they be giving you orders? Do you want to work with them?

JIM TAYLOR: Yes, definitely. Many of the other early entries in this space have got UPS orders. In our particular case, yes, having Richard would be a natural. We're very happy to have him on the board, with his knowledge and background in that space, especially as we become a public company, and all of his guidance in that regard, for compliance and all of the things that are going to be required. But in addition, of course, his knowledge of the space.

In UPS' particular case, they start their purchases from so-called class three and up, a larger van. They don't actually purchase these small vans. However, FedEx does. They have both small and, call it, medium and large size vans. And so we're definitely pursuing these large fleets and looking to get them moving from, as I mentioned earlier, this preorder space down into confirmed orders.

And to do that, you know, basically it's a technical exchange. We have to first get their requirements, and then we have to go back to them with a proposal, and finally a test drive to say, we meet your specifications, they physically demonstrate that, and then they'll be changed to confirmed orders.

The link to the interview is as follows: https://finance.yahoo.com/video/elms-ceo-breaks-down-ev-152915409.html

Important Information About the Business Combination and Where to Find It

In connection with the Business Combination, Forum filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (“SEC”) and intends to file a definitive proxy statement with the SEC. Forum’s stockholders and other interested persons are advised to read the preliminary proxy statement and any amendments thereto and, when available, the definitive proxy statement, in connection with Forum’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the Business Combination, because these documents contain important information about Forum, ELM and the Business Combination. When available, the definitive proxy statement for the Business Combination will be mailed to stockholders of Forum as of a record date to be established for voting on the Business Combination. Forum’s stockholders may also obtain a copy of the preliminary proxy statement and the definitive proxy statement, once available, as well as other documents filed with the SEC by Forum, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: Forum Merger III Corporation, 1615 South Congress Avenue, Suite 103, Delray Beach, FL 33445.

Participants in the Solicitation

Forum and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the business combination. Information about the directors and executive officers of Forum and a description of their interests in Forum are set forth in the preliminary proxy statement, which was filed on February 16, 2021 with the SEC, and definitive proxy statement, when it is filed with the SEC, in connection with the proposed business combination. These documents can be obtained free of charge from the sources indicated above. ELM and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Forum in connection with the business combination. A list of the names of such directors and executive officers and information regarding their interests in the business combination are set forth in the preliminary proxy statement, which was filed on February 16, 2021 with the SEC, and definitive proxy statement, when it is filed with the SEC, in connection with the proposed business combination. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This filing shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This filing shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This filing includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forum’s and ELM’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Forum’s and ELM’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination, the size, demands and growth potential of the markets for ELM’s products and ELM’s ability to serve those markets, ELM’s ability to develop innovative products and compete with other companies engaged in the commercial delivery vehicle industry and/or the electric vehicle industry, ELM’s ability to attract and retain customers, the estimated go to market timing and cost for ELM’s products, the implied valuation of ELM and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Forum’s and ELM’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement and plan of merger (“Merger Agreement”) relating to the Business Combination or could otherwise cause the Business Combination to fail to close; (2) the inability of ELM to (x) execute the transaction agreements for the Carveout Transaction (as defined below) that are in form and substance acceptable to Forum (at Forum’s sole discretion), (y) acquire a leasehold interest or fee simple title to the Indiana manufacturing facility or (z) secure key intellectual property rights related to its proposed business; (3) the outcome of any legal proceedings that may be instituted against Forum or ELM following the announcement of the Business Combination; (4) the inability to complete the Business Combination, including due to failure to obtain approval of the stockholders of Forum or other conditions to closing in the Merger Agreement; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Business Combination; (6) the inability to obtain the listing of the common stock of the post-acquisition company on the Nasdaq Stock Market or any alternative national securities exchange following the Business Combination; (7) the risk that the announcement and consummation of the Business Combination disrupts current plans and operations; (8) the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that ELM may be adversely affected by other economic, business, and/or competitive factors; (12) the impact of COVID-19 on the combined company’s business; and (13) other risks and uncertainties indicated from time to time in the proxy statement filed relating to the Business Combination, including those under the “Risk Factors” section therein, and in Forum’s other filings with the SEC. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that Forum and ELM consider immaterial or which are unknown. Forum and ELM caution that the foregoing list of factors is not exclusive. Forum and ELM caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. ELM is currently engaged in limited operations only and its ability to carry out its business plans and strategies in the future are contingent upon the closing of the Business Combination. The consummation of the Business Combination is subject to, among other conditions, (i) the execution and effectiveness of transaction agreements by ELM with SF Motors, Inc. (d/b/a SERES) (“SERES”), including as contemplated by the term sheet entered into by ELM and SERES, that are each in form and substance acceptable to Forum (at Forum’s sole discretion), (ii) the acquisition by ELM of a leasehold interest or fee simple title to the Indiana manufacturing facility prior to the Business Combination, and (iii) the securing by ELM of key intellectual property rights related to its proposed business (collectively, the “Carveout Transaction”). All statements herein regarding ELM’s anticipated business assume the completion of the Carveout Transaction. Forum and ELM do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.